UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

SunLink Health Systems Inc.

(Exact name of Registrant as Specified in Its Charter)

Georgia	001-12607	31-0621189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway Suite 690
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 933-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares without par value Preferred Share Purchase Rights	SSY	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 3, 2024, the Company's indirect subsidiary, Southern Health Corporation of Houston, Inc. (“Southern”) and an affiliate completed the sale of its Trace Extended Care & Rehab senior care facility and related real estate in Houston, Mississippi for approximately $7,100,000. The company said the net proceeds of approximately $6,500,000 will be retained for working capital and general corporate purposes. The company expects to recognize a pre-tax gain on the sale of approximately $5,700,000 in its fourth fiscal quarter ending June 30, 2024.

Southern previously reported the sale on January 22, 2024 of the personal and intangible property of its Trace Regional Hospital and three (3) patient clinics in Houston, Chickasaw County, MS, (“Trace”) to Progressive for $500,000 pursuant to an asset purchase agreement and entered into a six-month net lease with Progressive of the underlying hospital real property for $20,000 per month. Southern also entered into a real estate purchase agreement with Progressive under which Progressive is to purchase such leased hospital real estate of Trace for $2,000,000 by July 31, 2024.

Item 9.01.	Financial Statements and Exhibits.

Exhibits The following exhibits are filed with this report:

EXHIBIT 10.1– Asset Purchase Agreement by and among Southern Health Corporation of Houston, Inc. and East Madison Property, LLC , as sellers, and Kelly Holdings Houston, LLC and Trace Health and Rehab of Houston, LLC, as Buyers, dated May 31, 2024

EXHIBIT 99.1 – SunLink Health Systems, Inc. announces sale of Trace Extended Care & Rehab

EXHIBIT 104 – Cover Page Interactive Data File - The cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

Date:	June 5, 2024	/s/ Mark J. Stockslager
Mark J. Stockslager
Chief Financial Officer